Exhibit 4(iii)
SOUTHWEST IOWA RENEWABLE ENERGY, LLC

Issuer

AND

TREYNOR STATE BANK

Trustee

INDENTURE

Dated as of February 1, 2011

Subordinated Debt Securities

i

v

INDENTURE

INDENTURE, dated as of February 1, 2011, among SOUTHWEST IOWA RENEWABLE ENERGY, LLC, an Iowa limited liability company (the “Company”), and TREYNOR STATE BANK, as trustee (the “Trustee”):

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of subordinated debt securities (hereinafter referred to as the “Securities”), in an aggregate principal amount of $10,000,000, subject to increase at the Company’s discretion, to be issued from time to time, as registered Securities without coupons, to be authenticated by the certificate of the Trustee;

WHEREAS, to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the premises and the purchase of the Securities by the holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the holders of Securities:

ARTICLE 1
DEFINITIONS

SECTION 1.1	DEFINITION OF TERMS.

The terms defined in this Section (except as in this Indenture or any indenture supplemental hereto otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section and shall include the plural as well as the singular. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939, as amended, or that are by reference in such Act defined in the Securities Act of 1933, as amended (except as herein or any indenture supplemental hereto otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this instrument.

“Authenticating Agent” means an authenticating agent with respect to all or any of the Securities appointed by the Trustee pursuant to Section 2.10.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or any duly authorized committee of such Board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Business Day” means, with respect to any Securities, any day other than a day on which federal or state banking institutions in the City of Council Bluffs, Iowa, are authorized or obligated by law, executive order or regulation to close.

“Certificate” means a certificate signed by the chairman of the Board of Directors, any principal executive officer, any chief executive officer, any president, any senior vice president, any vice president, any principal financial officer or any principal accounting officer, any treasurer or any assistant treasurer, any controller or any assistant controller, any secretary or any assistant secretary of the Company. The Certificate need not comply with the provisions of Section 13.7.

“Company” means SOUTHWEST IOWA RENEWABLE ENERGY, LLC, a limited liability company duly organized and existing under the laws of the State of Iowa, and, subject to the provisions of Article Ten, shall also include its successors and assigns.

“Conversion Date” is defined in Section 15.2.

“Conversion Notice” is defined in Section 15.3.

“Conversion Rate” is defined in Section 15.3.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 15 East Main, PO Box A, Treynor, IA 51575; Attention: Jon Jacobson.

“Credit Agreement” shall mean that certain Amended and Restated Credit Agreement dated March 31, 2010, by and among the Company, AgStar Financial Services, PCA and the additional commercial, banking or financial institutions party thereto as banks (collectively, the “Banks”) and AgStar Financial Services, PCA, as the agent for the Banks, as may from time to time be amended, modified, extended, renewed or restated.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Event of Default” means, with respect to Securities, any event specified in Section 6.1, continued for the period of time, if any, therein designated.

“Floating Rate” means, as of any Business Day, a rate per annum equal to the British Bankers’ Association interest settlement rates for U.S.  Dollar deposits for an interest period of six (6) months as of 11:00 a.m. (London time) on such Business Day (or, if such Business Day is not a Eurodollar Business Day, as of 11:00 a.m. (London time) on the immediately preceding

Eurodollar Business Day) as published on Reuters Screen LIBOR01 Page, or if Reuters Screen LIBOR01 Page is not available, as published by Bloomberg Financial Services, Dow Jones Market Services, Telerate or any similar service selected by the Lender. The Floating Rate shall be determined and reset semi-annually on each February 1st and August 1st (or, if any such day is not a Business Day, the immediately succeeding Business Day).

“Governmental Obligations” means securities that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“Herein”, “hereof” and “hereunder”, and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by credit or loan agreements, bonds, debentures, notes or other written obligations (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any accounts payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers’ acceptances, (c) all obligations and liabilities (contingent or otherwise) of such Person in respect of leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person, (d) all obligations of such Person evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kinds, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued liabilities arising in the ordinary course of business), (f) all obligations and other liabilities (contingent or otherwise) of such Person under any lease or related document (including a purchase agreement) in connection with the lease of real property or improvements (or any personal property included as part of any such lease) that provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP), (g) all obligations (contingent or otherwise) of such Person with respect to any interest rate, currency or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement, (h) all direct or indirect guarantees, agreements to be jointly liable or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (g), and (i) any and all deferrals, renewals, extensions, restatements, replacements, refinancings and refundings of, or amendments, modifications, or supplements to, or any indebtedness or obligation issued in exchange for, any indebtedness, obligation or liability of the kind described in clauses (a) through (h).

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the terms hereof.

“Intercreditor Agreement” means that certain Intercreditor Agreement between the Trustee, Bunge N.A. Holdings, Inc. and ICM, Inc. dated June 17, 2010.

“Interest Payment Date” means the date specified in Section 2.1(5).

“Maturity Date” means the date specified in Section 2.1(2).

“Obligations” means any principal, interest, penalties, fees, rent, indemnifications, reimbursements, fees and expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officers’ Certificate” means a certificate signed by a chief executive officer, a president, a senior vice president or a vice president and by the chief financial officer or the treasurer or an assistant treasurer or the controller or an assistant controller or the secretary or an assistant secretary of the Company that is delivered to the Trustee in accordance with the terms hereof. Each such certificate shall include the statements provided for in Section 13.7, if and to the extent required by the provisions thereof.

“Opinion of Counsel” means an opinion in writing subject to customary exceptions of legal counsel, who may be an employee of or counsel for the Company, that is delivered to the Trustee in accordance with the terms hereof. Each such opinion shall include the statements provided for in Section 13.7, if and to the extent required by the provisions thereof.

“Outstanding”, when used with reference to Securities, means, subject to the provisions of Section 8.4, as of any particular time, all Securities theretofore authenticated and delivered by the Trustee under this Indenture, except (a) Securities theretofore canceled by the Trustee or any paying agent, or delivered to the Trustee or any paying agent for cancellation or that have previously been canceled; (b) Securities or portions thereof for the payment or redemption of which moneys or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided, however, that if such Securities or portions of such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article Three provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and (c) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.7.

“Permitted Junior Securities” means capital stock in the Company or debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Securities are subordinated to Senior Indebtedness pursuant to this Indenture.

“Person” means any individual, corporation, partnership, joint venture, joint-stock company, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.7 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

“PIK Interest” is defined in Section 2.1(a)(4).

“Redemption Notice” is defined in Section 3.4(a).

“Reference Property” is defined in Section 15.6.

“Responsible Officer” when used with respect to the Trustee means any officer in the Corporate Trust Office of the Trustee, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Securities” means the debt Securities authenticated and delivered under this Indenture.

“Securityholder”, “holder of Securities”, “registered holder”, or other similar term, means the Person or Persons in whose name or names a particular Security shall be registered on the books of the Company kept for that purpose in accordance with the terms of this Indenture.

“Senior Indebtedness” means the principal of, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or termination payment with respect to or in connection with Indebtedness of the Company (together with all fees, costs, expenses and other amounts accrued or due on or in connection therewith) whether outstanding on the date of this Indenture or subsequently created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), including, but not limited to, the Credit Agreement, but excluding the Subordinated Debt

“Series A Units” shall mean the Company’s Series A Units, as set forth in the Company’s Third Amended and Restated Operating Agreement.

“Subordinated Debt” shall mean (i) any Indebtedness that by its terms expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is equal with or junior in right of payment with the Securities; (ii) any Indebtedness between or among the Company or any of its majority or wholly-owned Subsidiaries, or any entity a majority of the voting stock of which the Company directly or indirectly owns, other than Indebtedness to the Company’s Subsidiaries arising by reason of guaranties by the Company of Indebtedness of such Subsidiary to a person that is not a Subsidiary of the Company; (iii) the Company’s real and personal property leases, its capital leases and its equipment; (iv) any liability for federal, state, local or other taxes owed or owing by the Company; (v) the Company’s trade payables and accrued expenses (including, without limitation, accrued compensation and accrued restructuring charges) or deferred purchase price for goods, services or materials purchased or provided in the ordinary course of business and (vi) the subordinated debt issued by the Company and held by Bunge Holdings N.A., Inc., (vii) the subordinated debt issued by the Company and held by ICM Inc. and (viii) the note issued in favor of Iowa Department of Economic Development in the aggregate amount of $143,000.

“Subordination Agreement” shall mean the Subordination Agreement between the Trustee, AgStar Financial Services, PCA, Bunge N.A. Holdings, Inc. and ICM, Inc. dated June 17, 2010.

“Subsidiary” means, with respect to any Person, (i) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

“Trustee” means Treynor State Bank, and, subject to the provisions of Article Seven, shall also include its successors and assigns, and, if at any time there is more than one Person acting in such capacity hereunder, “Trustee” shall mean each such Person. The term “Trustee” as used with respect to the Securities shall mean the trustee with respect to such Securities.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Voting Stock”, as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

ARTICLE 2
ISSUE, DESCRIPTION, TERMS, EXECUTION, REGISTRATION AND EXCHANGE OF SECURITIES

SECTION 2.1	TERMS OF SECURITIES.

(a)           The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is $10,000,000, subject to increase at the Company’s discretion. The terms and conditions of the Securities shall be as set forth in this Indenture, including but not limited to the following:

(1)           the title of the Securities is “Series A Convertible Subordinated Term Notes;”

(2)           the principal of the Securities is payable on August 31, 2014 (the “Maturity Date”), and the principal so paid shall equal the principal sum of Securities purchased by the Securityholder and shall be paid by the Company at the Company’s principal office, located at 10868 189th Street, Council Bluffs, Iowa 51503;

(3)           the rate at which the Securities shall bear interest is 7.5% per annum over and above the Floating Rate (which rate of interest shall fluctuate as and when the Floating Rate shall change), as set forth in the note attached hereto as Exhibit A;

(4)           prior to the maturity of the Securities, the Company at is option, shall have the right to, in lieu of paying such accrued and unpaid interest in cash, capitalize and add any or all of the accrued and unpaid interest on the Securities (the “PIK Interest”) to the outstanding principal balance of the Securities (and any accrued and unpaid interest on the Securities which is not paid in cash on its due date shall automatically be capitalized and added to the outstanding principal balance of the Securities on such due date)

(5)           interest on the Securities shall accrue from the date first issued, the Interest Payment Dates are January 31 and July 31 of each year to holders of Securities on the record date, which is January 1 and July 1 of each year;

(6)           payment of interest on the Securities is subject to the terms and conditions of, and is be restricted by, the Credit Agreement.

(7)           the Securities, including PIK Interest and any accrued but unpaid interest, may be redeemed, in whole or in part, at the option of the Company in accordance with Article 3 of this Indenture;

(8)           upon receipt of a redemption notice from the Company, Securityholder may elect to convert the Securities into Series A Units of the Company in accordance with Article 3 of this Indenture;

(9)           the Securities do not have any sinking fund, mandatory redemption, or analogous provisions;

(10)           the form of the Securities shall be a physical Note, substantially similar to the form attached hereto as Exhibit A;

(11)           the Securities are issuable in the minimum denomination of fifteen thousand U.S. dollars ($15,000) or thereafter in incremental amounts of three thousand U.S. dollars ($3,000);

(12)           the Securities are convertible twice per year (in addition to conversion rights upon receipt of a redemption notice), at the option of the Securityholder, into the Company’s Series A Units, in a minimum conversion amount of $15,000 in Securities principal and increments of $3,000 thereafter, as set forth in Article 15, at a conversion price of $3,000 per Series A Unit;

(13)           the Securities are denominated in U.S. dollars;

(14)           except as approved by the Company’s board of directors, no transfers, sales or assignments of the Securities shall be allowed;

(15)           the Securities are unsecured;

(16)           the Securities are subordinated in full to repayment of Company’s obligations to AgStar Financial Services, PCA ("AgStar") pursuant to a Subordination Agreement to be executed by and among the Trustee, AgStar, Bunge and ICM.  In addition, the Securities are pari passu with the Subordinated Debt.

SECTION 2.2	FORM OF SECURITIES.

The Securities shall be issued in the form attached hereto as Exhibit A.

SECTION 2.3	DENOMINATIONS: PROVISIONS FOR PAYMENT.

The Securities shall be issuable as registered Securities and in the minimum denominations of fifteen thousand U.S. dollars ($15,000) or thereafter in incremental amounts of three thousand U.S. dollars ($3,000). The Securities shall bear interest payable on the dates and at the rate specified herein, and such interest may be paid as PIK Interest. The principal of and the interest on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in the State of Iowa. Each Security shall be dated the date of its authentication. Interest on the Securities shall be computed on the basis of a 360-day year composed of twelve 30-day months.

The interest installment on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date for Securities shall be either (i) paid to the Person in whose name said Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest installment or (ii) paid as PIK Interest in accordance with the provisions of Section 2.1(a)(4). In the event that any Security or portion thereof is called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Security will be paid, whether paid in cash or as PIK Interest, upon presentation and surrender of such Security as provided in Section 3.6.

Any interest on any Security that is payable, but is not punctually paid (either in cash or as PIK Interest) or duly provided for, on any Interest Payment Date for Securities (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (1) or clause (2) below:

(1)           The Company may make payment of any Defaulted Interest on Securities to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefore to be mailed, first class postage prepaid, to each Securityholder at his or her address as it appears in the Security Register (as hereinafter defined), not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefore having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered on such special record date.

(2)           The Company may make payment of any Defaulted Interest on any Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

The term “regular record date” as used in this Section with respect to Securities and any Interest Payment Date for such Securities shall mean either the January 1 or July 1 immediately preceding the date on which an Interest Payment Date established for such Security pursuant to Section 2.1 hereof shall occur.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

SECTION 2.4	EXECUTION AND AUTHENTICATIONS.

The Securities shall be signed on behalf of the Company by its chief executive officer, or one of its presidents, or one of its senior vice presidents, or one of its vice presidents, or its chief financial officer, or its chief legal officer, or its treasurer, or one of its assistant treasurers, or its controller or one of its assistant controllers, or its secretary, or one of its assistant secretaries, under its corporate seal attested by its secretary or one of its assistant secretaries. Signatures may be in the form of a manual or facsimile signature.

The Company may use the facsimile signature of any Person who shall have been a chief executive officer, president, senior vice president or vice president thereof, chief financial officer, chief legal officer, treasurer or assistant treasurer, controller or assistant controller, secretary or assistant secretary thereof, notwithstanding the fact that at the time the Securities shall be authenticated and delivered or disposed of such Person shall have ceased to be such an officer of the Company. The seal of the Company may be in the form of a facsimile of such seal and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. The Securities may contain such notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication by the Trustee.

A Security shall not be valid until authenticated manually by an authorized signatory of the Trustee, or by an Authenticating Agent. Such signature shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Securities, signed by a chief executive officer, president, senior vice president or any vice president, chief financial officer, chief legal officer, treasurer or assistant treasurer, controller or assistant controller, and its secretary or any assistant secretary, and the Trustee in accordance with such written order shall authenticate and deliver such Securities.

In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture.

The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

SECTION 2.5	REGISTRATION OR TRANSFER AND EXCHANGE.

(a)    Securities may be exchanged upon presentation thereof at the Company’s principal office, which is located at 10868 189th Street, Council Bluffs, Iowa 51503, or such other location designated by the Company, for other Securities of authorized denominations, and for a like aggregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this Section. In respect of any Securities so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in exchange therefore the Security that the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously oustanding.

(b)           The Company shall keep, or cause to be kept, at its principal office, located at  10868 189th Street, Council Bluffs, Iowa 51503, or such other location designated by the Company, a register or registers (herein referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall register the Securities and the transfers of Securities, if authorized by the Company’s board of directors, as in this Article provided and which at all reasonable times shall be open for inspection by the Trustee. The registrar for the purpose of registering Securities and transfer of Securities, if authorized by the Company’s board of directors, as herein provided shall be the principal financial officer of the Company (the “Security Registrar”).

No transfer of Securities shall be permitted, except with the written consent of the Company’s Board of Directors.  Any transfer in violation of this Indenture shall be null and void.  If any such transfer is approved, upon surrender for transfer of any Security at the office or agency of the Company designated for such purpose, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in the name of the transferee or transferees a new Security presented for a like aggregate principal amount.

All Securities presented or surrendered for exchange or registration of transfer, as provided in this Section, shall be accompanied (if so required by the Company or the Security Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Security Registrar, duly executed by the registered holder or by such holder’s duly authorized attorney in writing.

(c)           A reasonable service charge may be made, as determined by the Company’s board of directors from time to time, for any exchange or registration of transfer of Securities, or issue of new Securities in case of partial redemption of any Securities, and the Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than exchanges pursuant to Section 2.6, Section 3.6(b) and Section 9.4 not involving any transfer.

(d)           The Company shall not be required (i) to issue, exchange or register the transfer of any Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the Outstanding Securities and ending at the close of business on the day of such mailing, nor (ii) to register the transfer of or exchange any Securities or portions thereof called for redemption, other than the unredeemed portion of any such Securities being redeemed in part.

SECTION 2.6	TEMPORARY SECURITIES.

Pending the preparation of definitive Securities, the Company may execute, and the Trustee shall authenticate and deliver, temporary Securities (printed, lithographed or typewritten) of any authorized denomination. Such temporary Securities shall be substantially in the form of the definitive Securities in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unnecessary delay the Company will execute and will furnish definitive Securities and thereupon any or all temporary Securities may be surrendered in exchange therefore (without charge to the holders), at the Company’s principal office, located at  10868 189th Street, Council Bluffs, Iowa 51503, or such other location designated by the Company, and the Trustee shall authenticate and such office or agency shall deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities, unless the Company advises the Trustee to the effect that definitive Securities need not be executed and furnished until further notice from the Company. Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities authenticated and delivered hereunder.

SECTION 2.7	MUTILATED, DESTROYED, LOST OR STOLEN SECURITIES.

In case any temporary or definitive Security shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute, and upon the Company’s request the Trustee (subject as aforesaid) shall authenticate and deliver, a new Security, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substituted Security shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant’s Security and of the ownership thereof. The Trustee may authenticate any such substituted Security and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

In case any Security that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Security and of the ownership thereof.

Every replacement Security issued pursuant to the provisions of this Section shall constitute an additional contractual obligation of the Company whether or not the mutilated, destroyed, lost or stolen Security shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder. All Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.8	CANCELLATION.

All Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Company or any paying agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be cancelled by it, and no Securities shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. On request of the Company at the time of such surrender, the Trustee shall deliver to the Company canceled Securities held by the Trustee. In the absence of such request the Trustee may dispose of canceled Securities in accordance with its standard procedures and deliver a certificate of disposition to the Company. If the Company shall otherwise acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

SECTION 2.9	BENEFITS OF INDENTURE.

Nothing in this Indenture or in the Securities, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the holders of the Securities (and, with respect to the provisions of Article Fourteen, the holders of any indebtedness of the Company to which the Securities are subordinated) any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Securities (and, with respect to the provisions of Article Fourteen, the holders of any indebtedness of the Company to which the Securities are subordinated).

SECTION 2.10	AUTHENTICATION AGENT.

So long as any of the Securities remain Outstanding there may be an Authenticating Agent for any or all such Securities which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon exchange, transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Securities by the Trustee shall be deemed to include authentication by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by federal or state authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

ARTICLE 3
REDEMPTION OF SECURITIES

SECTION 3.1	REDEMPTION.

The Company may redeem the Securities issued hereunder on and after the dates and in accordance with the terms set forth herein:

SECTION 3.2	OPTIONAL REDEMPTION.

(a)    Other than as set forth in this Section 3.2, the Securities shall not be redeemable by the Company prior to maturity.

(b)    At any time prior to maturity, the Company may also redeem all or a part of the Securities at a redemption price equal to 100% of the principal amount of Securities redeemed (including capitalized PIK Interest) plus accrued and unpaid interest, if any, to, but not including, the date of redemption (the “Redemption Date”), subject to the rights of Securityholders of record on the relevant record date to receive interest due on the relevant interest payment date.

(e)    Any redemption pursuant to this Section 3.2 shall be made pursuant to the provisions of Article 3 hereof.

SECTION 3.3	MANDATORY REDEMPTION.

The Company shall not be required to make mandatory redemption with respect to the Securities.

SECTION 3.4	NOTICE OF REDEMPTION.

    (a)   In case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the Securities in accordance with any right the Company reserved for itself to do so pursuant to Article 3 hereof, the Company shall, or shall cause the Trustee to, give notice of such redemption to holders of the Securities to be redeemed by mailing, first class postage prepaid, a notice of such redemption (the “Redemption Notice”) not less than 30 days and not more than 90 days before the date fixed for redemption of the Securities to such holders at their last addresses as they shall appear upon the Security Register, unless a shorter period is specified in the Securities to be redeemed. Any Redemption Notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the Redemption Notice. In any case, failure duly to give such notice to the holder of any Security designated for redemption in whole or in part, or any defect in the Redemption Notice, shall not affect the validity of the proceedings for the redemption of any other Securities. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with any such restriction.

    Each such Redemption Notice shall specify the date fixed for redemption and the redemption price at which Securities are to be redeemed, and shall state that payment of the redemption price of such Securities to be redeemed will be made at the Company’s principal office, located at  10868 189th Street, Council Bluffs, Iowa 51503, or such other location designated by the Company, upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in said Redemption Notice, that from and after said date interest will cease to accrue and that the redemption is for a sinking fund, if such is the case. If less than all the Securities are to be redeemed, the Redemption Notice to the holders of Securities to be redeemed in part shall specify the particular Securities to be so redeemed.

    In case any Security is to be redeemed in part only, the Redemption Notice that relates to such Security shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such Security or a new Security in principal amount equal to the unredeemed portion thereof will be issued.

    (b)    If less than all the Securities are to be redeemed, the Company shall give the Trustee at least 45 days’ notice in advance of the date fixed for redemption as to the aggregate principal amount of Securities to be redeemed, and thereupon the Trustee shall select, by lot or in such other manner as it shall deem appropriate and fair in its discretion and that may provide for the selection of a portion or portions (equal to three thousand U.S. dollars ($3,000) or any integral multiple thereof) of the principal amount of such Securities of a denomination larger than $3,000, the Securities to be redeemed and shall thereafter promptly notify the Company in writing of the numbers of the Securities to be redeemed, in whole or in part. The Company may, if and whenever it shall so elect, by delivery of instructions signed on its behalf by its chief executive officer, president or any senior vice president or vice president, instruct the Trustee or any paying agent to call all or any part of the Securities for redemption and to give a Redemption Notice in the manner set forth in this Section, such Redemption Notice to be in the name of the Company or its own name as the Trustee or such paying agent may deem advisable. In any case in which a Redemption Notice is to be given by the Trustee or any such paying agent, the

Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Security Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such paying agent to give any Redemption Notice by mail that may be required under the provisions of this Section.

SECTION 3.5	CONVERSION RIGHTS UPON RECEIPT OF A REDEMPTION NOTICE.

    Upon receipt of a Redemption Notice, a Securityholder may elect to convert the outstanding principal of Securities, including capitalized PIK Interest, and all accrued but unpaid interest to Series A Units by providing Company with a Conversion Notice within twenty (20) days of the date of the Redemption Notice.  If a Securityholder delivers a Conversion Notice to the Company within such time, then the Company shall convert all outstanding principal of the Securities, including capitalized PIK Interest, and accrued but unpaid interest into Series A Units on the date of redemption set forth in the Redemption Notice.  In the event a Securityholder fails to deliver a Conversion Notice to Borrower within the specified timeframe, the Securities will be redeemed by Company in accordance with the Redemption Notice and Article 3 of this Indenture, and the Company will pay the Securityholder the outstanding principal balance, including capitalized PIK Interest, plus any accrued but unpaid interest.

SECTION 3.6	PAYMENT UPON REDEMPTION.

    (a)    If the giving of the Redemption Notice shall have been completed as above provided and no Conversion Notice is received by the Company, the Securities or portions of Securities to be redeemed specified in such Redemption Notice shall become due and payable on the date and at the place stated in such Redemption Notice at the applicable redemption price, together with interest accrued to the date fixed for redemption and interest on such Securities or portions of Securities shall cease to accrue on and after the date fixed for redemption, unless the Company shall default in the payment of such redemption price and accrued interest with respect to any such Security or portion thereof. On presentation and surrender of such Securities on or after the date fixed for redemption at the place of payment specified in the Redemption Notice, said Securities shall be paid and redeemed at the applicable redemption price for such Securities, together with interest accrued thereon to the date fixed for redemption (but if the date fixed for redemption is an interest payment date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable record date pursuant to Section 2.3).

    (b)    Upon presentation of any Security that is to be redeemed in part only, the Company shall execute and the Trustee shall authenticate and the office or agency where the Security is presented shall deliver to the holder thereof, at the expense of the Company, a new Security of authorized denominations in principal amount equal to the unredeemed portion of the Security so presented.

SECTION 3.7	EFFECT OF NOTICE OF REDEMPTION.

    Once a Redemption Notice is delivered in accordance with this Article 3, Securities called for redemption become irrevocably due and payable on the redemption date at the redemption price. A Redemption Notice may not be conditional. The Redemption Notice, if delivered in a manner provided herein, shall be conclusively presumed to have been given, whether or not the Securityholder receives such Redemption Notice. In any case, failure to give such notice by mail or any defect in the notice to the Securityholder of any Security designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

SECTION 3.8	DEPOSIT OF REDEMPTION OR PURCHASE PRICE.

    Prior to 10:00 a.m. Central Time on the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money in immediately available funds sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Securities to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Securities to be redeemed or purchased.

    If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Securities or the portions of Securities called for redemption or purchase. If a Security is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Security and in this Indenture.

SECTION 3.9	NOTES REDEEMED OR PURCHASED IN PART.

    Upon surrender of a Security that is redeemed or purchased in part, the Company will issue and, upon receipt of an order signed by an officer of the Company, the Trustee will authenticate for the Securityholder at the expense of the Company a new Security equal in principal amount to the unredeemed or unpurchased portion of the Security surrendered. Notwithstanding any other provision in this Indenture to the contrary, neither an opinion of counsel nor an officers’ certificate is required for the Trustee to authenticate such new Security.

ARTICLE 4
COVENANTS

SECTION 4.1	PAYMENT OF PRINCIPAL AND INTEREST.

    The Company will duly and punctually pay or cause to be paid the principal of and interest, whether paid in cash or as PIK Interest, on the Securities at the time and place and in the manner provided herein and established with respect to such Securities. Payments of principal on the Securities (including capitalized PIK Interest) may be made at the time provided herein and established with respect to such Securities by U.S. dollar check drawn on and mailed to the address of the Securityholder entitled thereto as such address shall appear in the Security Register, or U.S. dollar wire transfer to, a U.S. dollar account (such a wire transfer to be made only to a Securityholder of an aggregate principal amount of Securities in excess of two million U.S. dollars ($2,000,000) and only if such Securityholder shall have furnished wire instructions to the Trustee no later than 15 days prior to the relevant payment date). Payments of interest on the Securities may be made at the time provided herein and established with respect to such Securities either as PIK Interest or by U.S. dollar check mailed to the address of the Securityholder entitled thereto as such address shall appear in the Security Register, or U.S. dollar wire transfer to, a U.S. dollar account (such a wire transfer to be made only to a Securityholder of an aggregate principal amount of Securities in excess of two million U.S. dollars ($2,000,000) and only if such Securityholder shall have furnished wire instructions in writing to the Security Registrar and the Trustee no later than 15 days prior to the relevant payment date).

SECTION 4.2	MAINTENANCE OF OFFICE OR AGENCY.

    So long as any of the Securities remain Outstanding, the Company agrees to maintain an office  10868 189th Street, Council Bluffs, Iowa 51503, with respect to each such Security and at such other location or locations as may be designated as provided in this Section 4.2, where (i) Securities may be presented for payment, (ii) Securities may be presented as herein above authorized for registration of transfer and exchange, and (iii) notices and demands to or upon the Company in respect of the Securities and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by any officer authorized to sign an Officers’ Certificate and delivered to the Trustee, designate some other office or agency for such purposes or any of them. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands. The Company initially appoints the Company, located at  10868 189th Street, Council Bluffs, Iowa 51503 as its paying agent with respect to the Securities.

SECTION 4.3	PAYING AGENTS.

    (a)    If the Company shall appoint one or more paying agents for all or any of the Securities, other than the Trustee, the Company will cause each such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

    (1)           that it will hold all sums held by it as such agent for the payment of the principal of or interest on the Securities (whether such sums have been paid to it by the

Company or by any other obligor of such Securities) in trust for the benefit of the Persons entitled thereto;

(2)           that it will give the Trustee notice of any failure by the Company (or by any other obligor of such Securities) to make any payment of the principal of or interest on the Securities when the same shall be due and payable;

(3)           that it will, at any time during the continuance of any failure referred to in the preceding paragraph (a)(2) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent; and

(4)           that it will perform all other duties of paying agent as set forth in this Indenture.

(b)           Except where interest is paid as PIK Interest, if the Company shall act as its own paying agent with respect to the Securities, it will on or before each due date of the principal of or interest on Securities, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal or interest so becoming due on Securities until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of such action, or any failure (by it or any other obligor on such Securities) to take such action. Whenever the Company shall have one or more paying agents for Securities, it will, prior to each due date of the principal of or interest on any Securities, deposit with the paying agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of this action or failure so to act.

(c)           Notwithstanding anything in this Section to the contrary, (i) the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 11.5, and (ii) the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any paying agent to pay, to the Trustee all sums held in trust by the Company or such paying agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such paying agent; and, upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such money.

SECTION 4.4	APPOINTMENT TO FILL VACANCY IN OFFICE OF TRUSTEE.

    The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 4.5	COMPLIANCE WITH CONSOLIDATION PROVISIONS.

    The Company will not, while any of the Securities remain Outstanding, consolidate with or merge into any other Person, in either case where the Company is not the survivor of such transaction, or sell or convey all or substantially all of its property to any other Person unless the provisions of Article Ten hereof are complied with.

ARTICLE 5
SECURITYHOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

SECTION 5.1	COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF SECURITYHOLDERS.

    The Company will furnish or cause to be furnished to the Trustee (a) on each regular record date (as defined in Section 2.3) a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of each of the Securities as of such regular record date, provided that the Company shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company and (b) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, in either case, no such list need be furnished for any Securities for which the Trustee shall be the Security Registrar.

SECTION 5.2	PRESERVATION OF INFORMATION; COMMUNICATIONS WITH SECURITYHOLDERS.

    (a)    The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Securities contained in the most recent list furnished to it as provided in Section 5.1 and as to the names and addresses of holders of Securities received by the Trustee in its capacity as Security Registrar (if acting in such capacity).

    (b)    The Trustee may destroy any list furnished to it as provided in Section 5.1 upon receipt of a new list so furnished.

    (c)    Securityholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Securityholders with respect to their rights under this Indenture or under the Securities, and, in connection with any such communications, the Trustee shall satisfy its obligations under Section 312(b) of the Trust Indenture Act in accordance with the provisions of Section 312(b) of the Trust Indenture Act.

SECTION 5.3	REPORTS BY THE COMPANY.

    The Company covenants and agrees to provide a copy to the Trustee, within 15 days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Securities and Exchange Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the

Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.

SECTION 5.4	REPORTS BY THE TRUSTEE.

    (a)    On or before May 1 in each year in which any of the Securities are Outstanding, the Trustee shall transmit by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Security Register, a brief report dated as of the preceding May 1, if and to the extent required under Section 313(a) of the Trust Indenture Act.

    (b)    The Trustee shall comply with Section 313(b) and 313(c) of the Trust Indenture Act.

    (c)    A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Trustee with the Company, with each securities exchange upon which any Securities are listed (if so listed) and also with the Securities and Exchange Commission. The Company agrees to notify the Trustee when any Securities become listed on any securities exchange.

ARTICLE 6
REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS BY THE COMPANY AND THE TRUSTEE

SECTION 6.1	EVENTS OF DEFAULT.

    (a)    Whenever used herein with respect to Securities, “Event of Default” means any one or more of the following events that has occurred and is continuing:

    (1)           the Company defaults in the payment of any installment of interest, to the extent payment of such interest is permitted by the Intercreditor Agreement and Subordination Agreement, upon any of the Securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of any indenture supplemental hereto shall not constitute a default in the payment of interest for this purpose;

    (2)           the Company defaults in the payment of the principal of any of the Securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to the Securities; provided, however, that a valid extension of the maturity of such Securities in accordance with the terms of any indenture supplemental hereto shall not constitute a default in the payment of principal;

    (3)           the Company fails to observe or perform any other of its covenants or agreements with respect to the Securities contained in this Indenture or otherwise established with respect to the Securities pursuant to Section 2.1 hereof for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the holders of at least 25% in principal amount of the Securities at the time Outstanding;

    (4)    the Company pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors;

    (5)    a court of competent jurisdiction enters an order under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company for all or substantially all of its property or (iii) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days; or

    (6)    the Company is in default on any of the following: (i) the Subordinated Term Loan Note dated June 17, 2009 for the principal amount of $28,106,578 issued by the Company to Bunge N.A. Holdings, Inc, (ii) the Subordinated Revolving Credit Note dated August 26, 2009 for the principal amount of $10,000,000 issued by the Company and held by Bunge N.A. Holdings, Inc. or (iii) the Negotiable Subordinated Term Loan Note dated June 17, 2010 for the principal amount of $9,969,816 issued by the Company to ICM, Inc.

    (b)    In each and every such case (other than an Event of Default specified in clause (4) or clause (5) above), unless the principal of all the Securities shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Securityholders), may declare the principal of and accrued and unpaid interest on all the Securities to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. If an Event of Default specified in clause (4) or clause (5) above occurs, the principal of and accrued and unpaid interest on all the Securities shall automatically be immediately due and payable without any declaration or other act on the part of the Trustee or the holders of the Securities.

    (c)    At any time after the principal of and accrued and unpaid interest on the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the holders of a majority in aggregate principal amount of the Securities then Outstanding hereunder, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if: (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities and the principal of any and all Securities that shall have become due otherwise than by acceleration (with interest upon such principal, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Securities to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.6, and (ii) any and all Events of Default under the Indenture with respect to such Securities, other than the nonpayment of principal on and accrued and unpaid interest on Securities that shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.6.

No such rescission and annulment shall extend to or shall affect any subsequent default or impair any right consequent thereon.

    (d)    In case the Trustee shall have proceeded to enforce any right with respect to Securities under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case, subject to any determination in such proceedings, the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

    (e)    Notwithstanding anything contained in this Indenture to the contrary, the Trustee, and any Securityholders, must act in accordance with the Intercreditor Agreement and the Subordination Agreement and may not take any action that would cause the Company to be in default under such agreements.  The Company’s failure to take any act required by this Indenture but prohibited by the Intercreditor Agreement or Subordination Agreement, shall not constitute a Default of Event of Default hereunder.

SECTION 6.2	COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

    (a)    Subject to the terms and conditions set forth in the Intercreditor Agreement and Subordination Agreement, the Company covenants that (i) in case it shall default in the payment of any installment of interest on any of the Securities, and such default shall have continued for a period of 90 Business Days, or (ii) in case it shall default in the payment of the principal of any of the Securities when the same shall have become due and payable, whether upon maturity of the Securities or upon redemption or upon declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to the Securities as and when the same shall have become due and payable, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Securities, the whole amount that then shall have been become due and payable on all such Securities for principal or interest, or both, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate per annum expressed in the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 7.6.

    (b)    If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law or equity out of the property of the Company or other obligor upon the Securities, wherever situated.

    (c)    In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting the Company, or its creditors or property, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of Securities allowed for the entire amount due and payable by the Company under the Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Company after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 7.6; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of Securities to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Securityholders, to pay to the Trustee any amount due it under Section 7.6.

    (d)    All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to Securities, may be enforced by the Trustee without the possession of any of such Securities, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 7.6, be for the ratable benefit of the holders of the Securities.

In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

    Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

    (e)    Notwithstanding anything contained in this Indenture to the contrary, the Trustee, and any Securityholders, must act in accordance with the Intercreditor Agreement and the Subordination Agreement and may not take any action that would cause the Company to be in default under such agreements.  The Company’s failure to take any act required by this Indenture but prohibited by the Intercreditor Agreement or Subordination Agreement, shall not constitute a Default of Event of Default hereunder.

SECTION 6.3	APPLICATION OF MONEYS COLLECTED.

    Any moneys collected by the Trustee pursuant to this Article with respect to the Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the Securities, and notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:

    FIRST:  To the payment of reasonable costs and expenses of collection and of all amounts payable to the Trustee under Section 7.6;

    SECOND:  To the payment of all indebtedness of the Company to which the Securities are subordinated to the extent required by Article Fourteen;

    THIRD:  To the payment of the amounts then due and unpaid upon Securities for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

    FOURTH:  To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

SECTION 6.4	LIMITATION ON SUITS.

    Subject to the provisions of the Intercreditor Agreement and Subordination Agreement, no holder of any Security shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (i) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Securities specifying such Event of Default, as hereinbefore provided; (ii) the holders of not less than 25% in aggregate principal amount of the Securities then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder; (iii) such holder or holders shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; (iv) the Trustee for 90 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding and (v) during such 90 day period, the holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request.  Notwithstanding the foregoing, no holder of any Security shall take any action in violation of the Intercreditor Agreement or Subordination Agreement or cause the Company to be in default under the Intercreditor Agreement or Subordination Agreement.

    Notwithstanding anything contained herein to the contrary or any other provisions of this Indenture, the right of any holder of any Security to receive payment of the principal of and interest on such Security, as therein provided, on or after the respective due dates expressed in such Security (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such holder and by accepting a Security hereunder it is expressly understood, intended and covenanted by the taker and holder of every Security with every other such taker and holder and the Trustee, that no one or more holders of Securities shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 6.5	RIGHTS AND REMEDIES CUMULATIVE; DELAY OR OMISSION NOT WAIVER.

    (a)    Except as otherwise provided in Section 2.7, all powers and remedies given by this Article to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Securities.

    (b)    No delay or omission of the Trustee or of any holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.4, every power and remedy given by this Article or by law to the Trustee or the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

SECTION 6.6	CONTROL BY SECURITYHOLDERS.

The holders of a majority in aggregate principal amount of the Securities at the time Outstanding, determined in accordance with Section 8.4, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such Securities; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture. Subject to the provisions of Section 7.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or officers of the Trustee, determine that the proceeding so directed, subject to the Trustee’s duties under the Trust Indenture Act, would involve the Trustee in personal liability or might be unduly prejudicial to the Securityholders not involved in the proceeding. The holders of a majority in aggregate principal amount of the Securities at the time Outstanding affected thereby, determined in accordance with Section 8.4, may on behalf of the holders of all of the Securities waive any past default in the performance of any of the covenants contained herein or established pursuant to Section 2.1 with respect to the Securities and its consequences, except a default in the payment of the principal of, or interest on, any of the Securities as and when the same shall become due by the terms of such Securities otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal has been deposited with the Trustee (in accordance with Section 6.1(c)). Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the holders of the Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 6.7	UNDERTAKING TO PAY COSTS.

    All parties to this Indenture agree, and each holder of any Securities by such holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding more than 10% in aggregate principal amount of the Outstanding Securities, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security, on or after the respective due dates expressed in such Security or established pursuant to this Indenture.

ARTICLE 7
CONCERNING THE TRUSTEE

SECTION 7.1	CERTAIN DUTIES AND RESPONSIBILITIES OF TRUSTEE.

    (a)    The Trustee, prior to the occurrence of an Event of Default with respect to the Securities and after the curing of all Events of Default with respect to the Securities that may have occurred, shall undertake to perform with respect to the Securities such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Securities has occurred (that has not been cured or waived), the Trustee shall exercise with respect to Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

    (b)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

    (i)    prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all such Events of Default that may have occurred:

(A)    the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

    (B)    in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirement of this Indenture;

    (ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

    (iii)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Securities at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities; and

    (iv)    None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

SECTION 7.2	CERTAIN RIGHTS OF TRUSTEE.

Except as otherwise provided in Section 7.1:

(a)           The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Company by any authorized officer of the Company (unless other evidence in respect thereof is specifically prescribed herein);

(c)    The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

    (d)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (that has not been cured or waived), to exercise the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

    (e)    The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

    (f)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the holders of not less than a majority in principal amount of the Outstanding Securities affected thereby (determined as provided in Section 8.4); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand; and

    (g)    The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 7.3	TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OR SECURITIES.

    (a)    The recitals contained herein and in the Securities shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

    (b)    The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.

    (c)    The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds of such Securities, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or established pursuant to Section 2.1, or for the use or application of any moneys received by any paying agent other than the Trustee.

SECTION 7.4	MAY HOLD SECURITIES.

    The Trustee or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

SECTION 7.5	MONEYS HELD IN TRUST.

    Subject to the provisions of Section 11.5, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon.

SECTION 7.6	COMPENSATION AND REIMBURSEMENT.

    (a)    The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as the Company and the Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith and except as the Company and Trustee may from time to time agree in writing. The Company also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim of liability in the premises.

    (b)    The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall constitute indebtedness of the Company to which the Securities are subordinated. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities.

SECTION 7.7	RELIANCE ON OFFICERS’ CERTIFICATE.

    Except as otherwise provided in Section 7.1, whenever in the administration of the provisions of this Indenture the Trustee shall deem it reasonably necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

SECTION 7.8	DISQUALIFICATION; CONFLICTING INTERESTS.

If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 7.9	CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

    There shall at all times be a Trustee with respect to the Securities issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Securities and Exchange Commission, authorized under such laws to exercise corporate trust powers, having (or, in the case of a subsidiary of a bank holding company, its bank holding company parent shall have) a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial, or District of Columbia authority.

If such corporation or other Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or other Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

SECTION 7.10	RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

    (a)    The Trustee or any successor hereafter appointed may at any time resign by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Security Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to Securities by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee or any Securityholder who has been a bona fide holder of a

Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

    (b)    In case at any time any one of the following shall occur:

    (i)           the Trustee shall fail to comply with the provisions of Section 7.8 after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

    (ii)    the Trustee shall cease to be eligible in accordance with the provisions of Section 7.9 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

    (iii)    the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee with respect to all Securities and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of that holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

    (c)    The holders of a majority in aggregate principal amount of the Securities at the time Outstanding may at any time remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the consent of the Company.

    (d)    Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Securities pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

    (e)    Any successor trustee appointed pursuant to this Section may be appointed, and at any time there shall be only one Trustee with respect to the Securities.

SECTION 7.11	ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

    (a)    In case of the appointment hereunder of a successor trustee, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

    (b)    [Reserved]

    (c)    Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

    (d)    No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article.

    (e)    Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Security Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

SECTION 7.12	MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

    Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of the trust created by this Indenture), shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 7.8 and eligible under the provisions of Section 7.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 7.13	PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

    The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

SECTION 7.14	NOTICE OF DEFAULT.

    If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Securityholder in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act notice of the Default or Event of Default within 45 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Securityholders.

ARTICLE 8
CONCERNING THE TRUSTEE

SECTION 8.1	EVIDENCE OF ACTION BY SECURITYHOLDERS.

    Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage of the Securities have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of Securities in person or by agent or proxy appointed in writing.

    If the Company shall solicit from the Securityholders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers’ Certificate, fix in advance a record date for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Securities shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 8.2	PROOF OF EXECUTION BY SECURITYHOLDERS.

    Subject to the provisions of Section 7.1, proof of the execution of any instrument by a Securityholder (such proof will not require notarization) or his agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

(a)    The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

    (b)    The ownership of Securities shall be proved by the Security Register of such Securities or by a certificate of the Security Registrar thereof.

    The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

SECTION 8.3	WHO MAY BE DEEMED OWNERS.

    Prior to the due presentment for registration of transfer of any Security, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the Person in whose name such Security shall be registered upon the books of the Company as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.3) interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

SECTION 8.4	CERTAIN SECURITIES OWNED BY COMPANY DISREGARDED.

    In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, the Securities that are owned by the Company or any other obligor on the Securities or by any Person directly or indirectly controlling or controlled by or under common control with the Company or any other obligor on the Securities shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities that the Trustee actually knows are so owned shall be so disregarded. The Securities so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

SECTION 8.5	ACTIONS BINDING ON FUTURE SECURITYHOLDERS.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.1, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any holder of a Security that is shown by the evidence to be included in the Securities the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.2, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security, and of any

Security issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Security. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Securities.

ARTICLE 9
CONCERNING THE TRUSTEE

SECTION 9.1	SUPPLEMENTAL INDENTURES WITHOUT THE CONSENT OF SECURITYHOLDERS.

    In addition to any supplemental indenture otherwise authorized by this Indenture, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Securityholders, for one or more of the following purposes:

    (a)    to cure any ambiguity, defect, or inconsistency herein or in the Securities;

    (b)    to comply with Article Ten;

    (c)    to provide for uncertificated Securities in addition to or in place of certificated Securities;

    (d)    to add to the covenants, restrictions, conditions or provisions relating to the Company for the benefit of the holders of all or any Securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all Securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such Securities), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default, or to surrender any right or power herein conferred upon the Company;

    (e)    to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of Securities, as herein set forth;

    (f)    to make any change that does not adversely affect the rights of any Securityholder in any material respect;

    (g)    to evidence and provide for the acceptance of appointment hereunder by a successor trustee; or

    (h)    to comply with any requirements of the Securities and Exchange Commission or any successor in connection with the qualification of this Indenture under the Trust Indenture Act.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

    Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 9.2.

SECTION 9.2	SUPPLEMENTAL INDENTURES WITH CONSENT OF SECURITYHOLDERS.

    With the consent (evidenced as provided in Section 8.1) of the holders of not less than a majority in aggregate principal amount of the Securities affected by such supplemental indenture or indentures at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 9.1 the rights of the holders of the Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the holders of each Security then Outstanding and affected thereby, (a) extend the fixed maturity of any Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (b) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture.

    It shall not be necessary for the consent of the Securityholders affected thereby under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

SECTION 9.3	EFFECT OF SUPPLEMENTAL INDENTURES.

    Upon the execution of any supplemental indenture pursuant to the provisions of this Article or of Section 10.1, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Securities affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.4	SECURITIES AFFECTED BY SUPPLEMENTAL INDENTURES.

    Securities affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article or of Section 10.1, may bear a notation in form approved by the Company, provided such form meets the requirements of any securities exchange upon which he Securities may be listed, as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities then Outstanding.

SECTION 9.5	EXECUTION OF SUPPLEMENTAL INDENTURES.

    Upon the request of the Company, accompanied by its Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders required to consent thereto as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee, subject to the provisions of Section 7.1, may receive an Officers’ Certificate or an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by, and conforms to, the terms of this Article and that it is proper for the Trustee under the provisions of this Article to join in the execution thereof.

    Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit by mail, first class postage prepaid, a notice, setting forth in general terms the substance of such supplemental indenture, to the Securityholders, as their names and addresses appear upon the Security Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE 10
CONCERNING THE TRUSTEE

SECTION 10.1	COMPANY MAY CONSOLIDATE, ETC.

    Except as provided in one or more indentures supplemental to this Indenture, nothing contained in this Indenture shall prevent any consolidation or merger of the Company with or into any other Person (whether or not affiliated with the Company) or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of the property of the Company or its successor or successors as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with the Company or its successor or successors) authorized to acquire and operate the same; provided, however, the Company hereby covenants and agrees that, upon any such consolidation or merger (in each case, if the Company is not the survivor of such transaction), sale, conveyance, transfer or other disposition, (a) the due and punctual payment of the principal of and interest on all of the Securities in accordance with the terms of such Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture shall be expressly assumed, by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act, as then in effect) reasonably satisfactory in form to the Trustee executed and delivered to the

Trustee by the entity formed by such consolidation, or into which the Company shall have been merged, or by the entity which shall have acquired such property and (b) in the event that the Securities then Outstanding are convertible into or exchangeable for shares of common stock or other securities of the Company, such entity shall, by such supplemental indenture, make provision so that the Securityholders of Securities shall thereafter be entitled to receive upon conversion or exchange of such Securities the number of securities or property to which a holder of the number of shares of common stock or other securities of the Company deliverable upon conversion or exchange of those Securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition.

SECTION 10.2	SUCCESSOR ENTITY SUBSTITUTED.

    (a)    In case of any such consolidation, merger, sale, conveyance, transfer or other disposition and upon the assumption by the successor entity by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the obligations set forth under Section 10.1 on all of the Securities Outstanding, such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named as the Company herein, and thereupon the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.

    (b)    In case of any such consolidation, merger, sale, conveyance, transfer or other disposition, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

    (c)    Nothing contained in this Article shall require any action by the Company in the case of a consolidation or merger of any Person into the Company where the Company is the survivor of such transaction, or the acquisition by the Company, by purchase or otherwise, of all or any part of the property of any other Person (whether or not affiliated with the Company).

SECTION 10.3	EVIDENCE OF CONSOLIDATION, ETC. TO TRUSTEE.

    (a)    The Trustee, subject to the provisions of Section 7.1, may receive an Officers’ Certificate or an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article.

ARTICLE 11
CONCERNING THE TRUSTEE

SECTION 11.1	SATISFACTION AND DISCHARGE OF INDENTURE.

    If at any time: (a) the Company shall have delivered to the Trustee for cancellation all Securities theretofore authenticated and not delivered to the Trustee for cancellation (other than any Securities that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.7 and Securities for whose payment money or Governmental Obligations have theretofore been deposited in trust or segregated and held in trust by the

Company and thereupon repaid to the Company or discharged from such trust, as provided in Section 11.5); or (b) all such Securities not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit or cause to be deposited with the Trustee as trust funds the entire amount in moneys or Governmental Obligations or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay at maturity or upon redemption all Securities not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company then this Indenture shall thereupon cease to be of further effect except for the provisions of Sections 2.3, 2.5, 2.7, 4.1, 4.2, 4.3 and 7.10, that shall survive until the date of maturity or redemption date, as the case may be, and Sections 7.6 and 11.5, that shall survive to such date and thereafter, and the Trustee, on demand of the Company and at the cost and expense of the Company shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

SECTION 11.2	DISCHARGE OF OBLIGATIONS.

    If at any time all such Securities not heretofore delivered to the Trustee for cancellation or that have not become due and payable as described in Section 11.1 shall have been paid by the Company by depositing irrevocably with the Trustee as trust funds moneys or an amount of Governmental Obligations sufficient to pay at maturity or upon redemption all such Securities not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then after the date such moneys or Governmental Obligations, as the case may be, are deposited with the Trustee the obligations of the Company under this Indenture shall cease to be of further effect except for the provisions of Sections 2.3, 2.5, 2.7, 4.1, 4.2, 4.3, 7.6, 7.10 and 11.5 hereof that shall survive until such Securities shall mature and be paid.

    Thereafter, Sections 7.6 and 11.5 shall survive.

SECTION 11.3	DEPOSITED MONEYS TO BE HELD IN TRUST.

    All moneys or Governmental Obligations deposited with the Trustee pursuant to Sections 11.1 or 11.2 shall be held in trust and shall be available for payment as due, either directly or through any paying agent (including the Company acting as its own paying agent), to the holders of the p Securities for the payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee.

SECTION 11.4	PAYMENT OF MONEYS HELD BY PAYING AGENTS.

    In connection with the satisfaction and discharge of this Indenture all moneys or Governmental Obligations then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

SECTION 11.5	REPAYMENT TO COMPANY.

    Any moneys or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company, in trust for payment of principal of or interest on the Securities that are not applied but remain unclaimed by the holders of such Securities for at least two years after the date upon which the principal of or interest on such Securities shall have respectively become due and payable, or such other shorter period set forth in applicable escheat or abandoned or unclaimed property law, shall be repaid to the Company on May 31 of each year or upon the Company’s request or (if then held by the Company) shall be discharged from such trust; and thereupon the paying agent and the Trustee shall be released from all further liability with respect to such moneys or Governmental Obligations, and the holder of any of the Securities entitled to receive such payment shall thereafter, as a general creditor, look only to the Company for the payment thereof.

ARTICLE 12
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 12.1	NO RECOURSE.

    No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Securities.

ARTICLE 13
MISCELLANEOUS PROVISIONS

SECTION 13.1	EFFECT ON SUCCESSORS AND ASSIGNS.

    All the covenants, stipulations, promises and agreements in this Indenture made by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 13.2	ACTIONS BY SUCCESSOR.

    Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful successor of the Company.

SECTION 13.3	SURRENDER OF COMPANY POWERS.

    The Company by instrument in writing executed by authority of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company, and thereupon such power so surrendered shall terminate both as to the Company and as to any successor corporation.

SECTION 13.4	NOTICES.

    Except as otherwise expressly provided herein, any notice, request or demand that by any provision of this Indenture is required or permitted to be given, made or served by the Trustee or by the holders of Securities or by any other Person pursuant to this Indenture to or on the Company may be given or served by being deposited in first class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Trustee), as follows: Southwest Iowa Renewable Energy, LLC, 10868 189th Street, Council Bluffs, Iowa 51503, Attention: President and Chief Executive Officer. Any notice, election, request or demand by the Company or any Securityholder or by any other Person pursuant to this Indenture to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

SECTION 13.5	GOVERNING LAW.

    This Indenture and each Security shall be deemed to be a contract made under the internal laws of the State of Iowa, and for all purposes shall be construed in accordance with the laws of said State, except to the extent that the Trust Indenture Act is applicable.

SECTION 13.6	TREATMENT OF SECURITIES AS DEBT.

    It is intended that the Securities will be treated as indebtedness and not as equity for federal income tax purposes. The provisions of this Indenture shall be interpreted to further this intention.

SECTION 13.7	COMPLIANCE CERTIFICATES AND OPINIONS.

    (a)    Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

    (b)    Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include (i) a statement that the Person making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 13.8	PAYMENTS ON BUSINESS DAYS.

    Except as established in one or more indentures supplemental to this Indenture, in any case where the date of maturity of interest or principal of any Security or the date of redemption of any Security shall not be a Business Day, then payment of interest (whether paid in cash or as PIK Interest) or principal may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

SECTION 13.9	CONFLICT WITH TRUST INDENTURE ACT.

    If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 13.10	COUNTERPARTS.

    This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 13.11	SEPARABILITY.

    In case any one or more of the provisions contained in this Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities, but this Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 13.12	COMPLIANCE CERTIFICATES.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year during which any Securities were outstanding, an Officers’ Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year. Such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Company and the Company’s performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 13.12, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If any of the officers of the Company signing such certificate has knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status.

ARTICLE 14
SUBORDINATION OF SECURITIES

SECTION 14.1	SECURITIES SUBORDINATED TO SENIOR INDEBTEDNESS.

    The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities (including the principal of and interest on all the Securities, including capitalized PIK Interest) is subordinated in right of payment, to the extent and in the manner provided in this Article 14, to the prior payment in full of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed).

SECTION 14.2	LIQUIDATION, DISSOLUTION, BANKRUPTCY.

    In the event of any payment or distribution of assets of the Company upon any dissolution winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company:

    (a)  holders of Senior Indebtedness shall first be entitled to receive payment in full of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) or provision shall be made for such amount in cash, or other payments satisfactory to the holders of Senior Indebtedness, before Securityholders shall be entitled to receive any payment with respect to the Securities; and

    (b)  until all Obligations with respect to Senior Indebtedness (as provided in paragraph (a) above) are paid in full, any distribution to which Securityholders would be entitled but for this Article 14 shall be made to holders of Senior Indebtedness (except that Securityholders may receive Permitted Junior Securities), as their interests may appear.

SECTION 14.3	DEFAULT ON SENIOR INDEBTEDNESS.

    The Company may not make any payment of principal or interest on the Securities to the Trustee or any Securityholder in respect of Obligations with respect to the Securities if a default in the payment of any principal or other Obligations with respect to Senior Indebtedness occurs, by reason of acceleration or otherwise, and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Senior Indebtedness until all principal and other Obligations with respect to the Senior Indebtedness have been cured or waived or ceased to exist.

SECTION 14.4	ACCELERATION OF SECURITIES.

    If payment of the Securities is accelerated because of an Event of Default, unless the full amount in respect of all Senior Indebtedness is paid in cash or other payment satisfactory to the holders of Senior Indebtedness, no payment shall be made by the Company with respect to the principal of (including capitalized PIK Interest), or interest on, on the Securities or upon conversion or repurchase of any of the Securities, and the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

SECTION 14.5	WHEN DISTRIBUTION MUST BE PAID OVER.

    In the event that the Trustee or any Securityholder receives any payment of any Obligations or distribution of assets of the Company of any kind or character (other than Permitted Junior Securities pursuant to Article 14 hereof), whether in cash, property or securities (including, without limitation, by way of setoff or otherwise) with respect to the Securities at a time when the Trustee or such Securityholder, as applicable, has actual knowledge that such payment is prohibited by Section 14.3 hereof, such payment shall be held by the Trustee or such Securityholder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness as their interests may appear or their agent, trustee or other representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

    With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 14, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Securityholders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 14.

SECTION 14.6	NOTICE BY COMPANY.

    The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Securities to violate this Article 14, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness as provided in this Article 14.

SECTION 14.7	SUBROGATION.

    After all Senior Indebtedness is paid in full in cash or other payment satisfactory to the holders of the Senior Indebtedness and until the Securities are paid in full, Securityholders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities and entitled to similar rights of subrogation) to the rights of holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness to the extent that payments or distributions otherwise payable to the Securityholders have been applied to the payment of Senior Indebtedness. A distribution made under this Article 14 to holders of Senior Indebtedness that otherwise would have been made to Securityholders (whether by the Company, any Securityholder, the Trustee or otherwise) is not, as between the Company and Securityholders, a payment by the Company on the Securities.

SECTION 14.8	RELATIVE RIGHTS.

    This Article 14 defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

    (a) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of (including capitalized PIK Interest) and interest on the Securities in accordance with their terms;

    (b) affect the relative rights of Securityholders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

    (c) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Securityholders.

    If the Company fails because of this Article 14 to pay principal of (including capitalized PIK Interest) and interest on a Security on the due date, the failure is still a Default or Event of Default.

SECTION 14.9	SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

    No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Securityholder or by the failure of the Company or any Securityholder to comply with this Indenture.

SECTION 14.10	DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

    Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their agent, trustee or representative. Upon any payment or distribution of assets of the Company referred to in this Article 14, the Trustee and the Securityholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such agent, trustee or representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the

Securityholders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 14.

SECTION 14.11	RIGHTS OF TRUSTEE AND PAYING AGENT.

    Notwithstanding the provisions of this Article 14 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless the Trustee shall have received at its Corporate Trust Office at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this Article 14. Only the Company or a holder Senior Indebtedness may give the notice. Nothing in this Article 14 shall impair the claims of, or payments to, the Trustee hereunder.

    The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any agent may do the same with like rights.

SECTION 14.12	AUTHORIZATION TO EFFECT SUBORDINATION.

    Each Securityholder authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 14, and appoints the Trustee to act as such Securityholder’s attorney-in-fact for any and all such purposes.

SECTION 14.13	AMENDMENTS.

    The provisions of this Article 14 shall not be amended or modified in any manner adverse to the holders of Senior Indebtedness without the written consent of the holders of all Senior Indebtedness.

SECTION 14.14	AGREEMENT TO SUBORDINATE UNAFFECTED.

    The provisions of this Article 14 shall remain in full force and effect irrespective of (a) any amendment, modification, or supplement of, or any waiver or consent to, any of the terms of the Senior Indebtedness or the agreement or instrument governing the Senior Indebtedness, (b) the release or non-perfection of any collateral securing the Senior Indebtedness or (c) the manner of sale or other disposition of the collateral securing the Senior Indebtedness or the application of the proceeds upon such sale.

SECTION 14.15	CERTAIN CONVERSIONS DEEMED PAYMENT.

    For the purposes of this Article 14 only, (a) the issuance and delivery of Permitted Junior Securities upon conversion of Securities in accordance with this Indenture shall not be deemed to constitute a payment or distribution on account of the principal of (including capitalized PIK Interest) or interest on the Securities or on account of the purchase or other acquisition of Securities, and (b) the payment, issuance or delivery of cash, property or securities (other than

Permitted Junior Securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. Nothing contained in this Article 14 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Securityholders, the right, which is absolute and unconditional, of the Securityholders to convert such Security in accordance with this Indenture.

ARTICLE 15
CONVERSION

SECTION 15.1	RIGHT TO CONVERT.

    Subject to and upon compliance with the provisions of this Indenture, upon the Company’s receipt of a Conversion Notice at least thirty (30) days prior to the final conversion date prior to the maturity date, a Securityholder shall have the right, at such Securityholder’s option, to convert the Security, including capitalized PIK Interest and accrued but unpaid interest, unless such Security has been previously redeemed or converted, by following the provisions of this Article 15.  Such conversions shall be effected by the Company on January 31 and July 31 of each year while the Securities are outstanding.

SECTION 15.2	CONVERSION RATE.

    Securityholders may convert a minimum of $15,000 of the Securities, including capitalized PIK Interest and accrued but unpaid interest, into Series A Units, and in $3,000 increments thereafter, with each $3,000 amount of Securities being convertible into one Series A Unit (the “Conversion Rate”).

SECTION 15.3	CONVERSION PROCEDURES.

    To convert a Security, a Securityholder must (a) complete and manually sign the conversion notice attached to the Security (“Conversion Notice”) or a facsimile of the Conversion Notice and deliver such notice to the Company, (b) surrender the Security to the Company, (c) furnish appropriate endorsements and transfer documents if required by the Company, (d) pay any transfer fee or tax or similar any tax, if required, and (e) if such Securityholder has not previously done so, sign a counterpart signature page to the current version of the Company’s Operating Agreement and deliver such signed signature page to the Company. The foregoing documentation must be received by the Company at least thirty (30) days prior to the applicable “Conversion Date” (as defined herein).  January 31 or July 31 (each a “Conversion Date”) shall be the dates on which the Company effects conversions received at least thirty days prior thereto.  If the foregoing documentation is not received at least thirty (30) days prior to the next Conversion Date the requested conversion shall not be effected until the Conversion Date immediately following the next Conversion Date (meaning the documentation will have been received at least 30 days prior to the Conversion Date on which the conversion is effected).  The Company’s board of directors shall review and approve all conversion requests that it timely received and shall approve such requests for effectuation on the Conversion Date.

    The Person in whose name the Securities are registered shall be deemed to be the securityholder of record at 5:00 p.m., Council Bluffs, Iowa time on the applicable Conversion Date; provided, however, that if the Conversion Date is a date when the security transfer books of the Company are closed, such Person shall be deemed a securityholder of record on the next date on which the security transfer books of the Company are open; provided further that such conversion shall be at the Conversion Rate as if the security transfer books of the Company had not been closed on the Conversion Date.

    Upon conversion of a Security, a Securityholder will not receive any cash payment of interest and any amount of Securities remaining after conversion will be represented by a new Note.  The Company will not adjust the Conversion Rate to account for accrued and unpaid interest on the Security being converted. Delivery to the Securityholder of the full number of Series A Units into which the Security is convertible will be deemed to satisfy the Company’s obligation with respect to such Security. Any accrued but unpaid interest will be deemed to be paid in full upon conversion rather than canceled, extinguished or forfeited.

    Securityholders at the close of business on a record date will receive payment of interest payable on the related interest payment date, whether paid in cash or as PIK Interest, notwithstanding the conversion of such Securities at any time after 5:00 p.m., Council Bluffs, Iowa time on the record date and prior to the related Interest Payment Date.

    If a Securityholder converts more than one Security at the same time, the number of Series A Units issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the holder, a new Security equal in principal amount to the principal amount of the unconverted portion of the Security surrendered.

SECTION 15.4	PAYMENT UPON CONVERSION.

    Upon the conversion of a Security, subject to Section 15.3, the Company shall deliver Series A Units and a new Note for any amount of remaining principal, as set forth below, to the Securityholder. No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Series A Units except as provided in this Article 15.

    If the Company receives a Conversion Notice prior to the final maturity of the Securities, the following procedures shall apply:

•	Delivery of Series A Units into which the Securities are converted will be made through the Company as soon after the Conversion Date as is reasonably possible.

•
The Company will deliver to Securityholders surrendering Securities for conversion a number of Series A Units equal to the aggregate amount of Securities to be converted (which must be a minimum of $15,000 and in increments of $3,000 thereafter), divided by $3,000.

•	The Company will issue a new Note in an amount equal to the total amount of the Note subject to conversion minus the amount so converted.

SECTION 15.5	FRACTIONAL UNITS.

    No fractional Series A Units or scrip certificates representing fractional Series A Units shall be issued upon conversion of Securities. If more than one Security shall be surrendered for convert at one time by the same holder of Securities, the number of full Series A Units that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. Cash shall not be paid in lieu of fractional Series A Units.  Any portion of a Note remaining after conversion of a whole number of Series A Units shall be paid in the form of a new Note.

SECTION 15.6	EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE.

    If any of the following events occur, namely (i) any recapitalization, reclassification or other similar change in the outstanding Series A Units (other than changes resulting from a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another Person, (iii) the Company is a party to a statutory share exchange, or (iv) any sale, lease or other conveyance of all or substantially all of the assets of the Company to any other Person, in each case, as a result of which holders of Series A Units shall be entitled to receive equity in the Company, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for such Series A Units, the holders of the Securities then outstanding will be entitled thereafter to convert such Securities into the kind and amount of equity in the Company, other securities or other property or assets (including cash or any combination thereof) that they would have owned or been entitled to receive (the “Reference Property”) upon such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, transfer or statutory share exchange had such Securities not been converted into Series A Units immediately prior to such transaction.

    In the event the holders of Series A Units have the opportunity to elect the form of consideration to be received in such transaction, the Company shall make adequate provision whereby the Securities shall be convertible from and after the effective date of such transaction into the form of consideration elected by a majority of the Company’s unit holders affirmatively making an election in such transaction; provided, however, at and after the effective time of the transaction, any amount otherwise payable in cash upon conversion of the Securities will continue to be payable in cash. The Company hereby agrees not to become a party to any such transaction unless its terms are consistent with the foregoing.

The above provisions of this Section shall similarly apply to successive recapitalizations, reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

SECTION 15.7	FEES; TAXES ON UNITS ISSUED.

    The issuance of Series A Units on the conversion of Securities may be made with a reasonable charge, as determined by the Company’s board of directors from time to time, to the

Securityholder thereof for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of units in any name other than that of the holder of any Security converted, and the Company shall not be required to issue or deliver any such certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of any such fee and tax or shall have established to the satisfaction of the Company that such fee and/or tax has been paid.

SECTION 15.8	RESERVATION OF UNITS.

    The Company shall reserve and keep available, free from preemptive rights, out of its authorized but unissued units held in treasury, sufficient Series A Units to provide for the conversion of Securities from time to time as such Securities are presented for conversion.

    Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Rate to be reduced below the then par value, if any, of the Series A Units issuable upon conversion of the Securities, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue Series A Units at such adjusted Conversion Rate.

    The Company covenants that all Series A Units which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue by the Company thereof, except as set forth in Section 15.7.

    The Company covenants that, if any Series A Units to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the SEC (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

SECTION 15.9	RESPONSIBILITY OF TRUSTEE.

    The Trustee shall not at any time be under any duty or responsibility to any holder of Securities to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee shall not be accountable with respect to the validity or value (or the kind or amount) of any Series A Units, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee make no representations with respect thereto. The Trustee shall not be responsible for any failure of the Company to issue, transfer or deliver any Series A Units or unit certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 15.

[Signature Page Follows]

    IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
By:	/s/ Brian T. Cahill
Name:	Brian T. Cahill
Title:	President CEO
TREYNOR STATE BANK, as Trustee
By:	/s/ Jon A. Jacobsen
Name:	Jon A. Jacobsen
Title:	Senior Vice President/ Trust Officer

Exhibit A to Indenture

Form of Note

[Insert any applicable state notice]

SERIES A CONVERTIBLE SUBORDINATED TERM NOTE

$________________	Council Bluffs, Iowa
No.___________	_________________, 2011
(the “Effective Date”)

    FOR VALUE RECEIVED, the undersigned, SOUTHWEST IOWA RENEWABLE ENERGY, LLC, an Iowa limited liability company (the “Borrower”), hereby promises to pay to the order of _______________________________ (the “Lender”), the principal sum of ______________________________ and ___/100ths Dollars ($_________________) (plus any PIK Interest which is capitalized and added to the outstanding principal balance of this Note) on August 31, 2014. Amounts repaid or prepaid under this Note may not be reborrowed.

    The Borrower further promises to pay to the order of the Lender interest on the from time to time outstanding principal balance of this Note (including any increase in the outstanding principal balance of this Note which is attributable to the capitalization of PIK Interest) prior to the maturity of this Note as follows: so long as no Event of Default under this Note has occurred and is continuing, at a rate per annum equal to Seven and One-Half Percent (7-1/2%) per annum over and above the Floating Rate (which rate of interest shall fluctuate as and when the Floating Rate shall change).  Said interest shall be due and payable semi-annually in arrears on each January 31st and July 31st commencing on the Effective Date, and at the maturity of this Note, whether by reason of acceleration or otherwise; provided, however, that prior to the maturity of this Note, the Borrower, at is option, shall have the right to, in lieu of paying such accrued and unpaid interest in cash, capitalize and add any or all of the accrued and unpaid interest on this Note (the “PIK Interest”) to the outstanding principal balance of this Note (and any accrued and unpaid interest on this Note which is not paid in cash on its due date shall automatically be capitalized and added to the outstanding principal balance of this Note on such due date).  From and after the maturity of this Note, whether by reason of acceleration or otherwise, interest shall accrue and be due and payable on the demand of the Lender on the from time to time outstanding principal balance of this Note (including any increase in the outstanding principal balance of this Note which is attributable to the capitalization of PIK Interest) at a rate per annum equal to Ten and One-Half Percent (10-1/2%) per annum over and above the Floating Rate (which rate of interest shall fluctuate as and when the Floating Rate shall change).

    Interest on this Note shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).  All payments received by the Lender under or in respect of this Note shall be allocated among the principal, interest, collection costs and expenses and other amounts due under this Note in such order and manner as the Lender shall elect.

    The books and records of the Lender showing the account between the Lender and the Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

    The Borrower shall have the right, upon not less than thirty (30) days’ and not more than ninety (90) days’ prior written notice to the Lender (the “Redemption Notice”), to prepay all or any portion of the principal balance of this Note at any time without penalty or premium.  Upon receipt of a Redemption Notice, Lender may elect to convert the outstanding principal, all PIK Interest and all accrued but unpaid interest to Series A Units by providing Borrower with a Conversion Notice (as defined below) within twenty (20) days of the date of the Redemption Notice.  If Lender delivers a Conversion Notice to Borrower within such time, then the Borrower shall convert all outstanding principal, PIK Interest and accrued but unpaid interest into Series A Units on the date of redemption set forth in the Redemption Notice.  In the event Lender fails to deliver a Conversion Notice to Borrower within the specified timeframe, this Note will be redeemed by Borrower in accordance with the Redemption Notice, and Borrower will pay Lender the outstanding principal balance (including PIK Interest), plus any accrued but unpaid interest.

    The Borrower shall make each payment of principal of, and interest on (except where paid as PIK Interest), this Note and all other amounts payable under this Note not later than 12:00 noon (Council Bluffs time) on the date when due by delivering a check, payable to the record holders as of the interest payment date, mailed to the address on file with the Borrower as the address of record for the Lender as of the interest payment date.  Any such payment received by the Lender after 12:00 noon (Council Bluffs time) shall be deemed to have been paid on the next succeeding Business Day.  Whenever any payment of principal of, or interest on, this Note shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day.  If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time. The acceptance by the Lender of any payment of principal or interest due under this Note after the date it is due shall not be held to establish a custom or waive any rights of the Lender to enforce prompt payment of any further payments or otherwise.

    The Lender shall have the right, at its option, to elect to convert all or any portion of the outstanding principal balance of this Note (including any portion of the outstanding principal balance of this Note which is attributable to the capitalization of PIK Interest) and all accrued but unpaid interest into Series A Units of the Borrower on January 31 and July 31 of each year (each a “Conversion Date”), in a minimum amount of $15,000 and in increments of $3,000 thereafter.  In order to request such a conversion, the Lender must comply with the terms and conditions set forth in the Indenture and must deliver the Conversion Notice, attached hereto as Exhibit A (the “Conversion Notice”), along with such other documentation required by the Indenture and any fee required by the Borrower’s board of directors, to the Borrower at least thirty (30) days prior to any Conversion Date.  In the event any such election is made, the number of Series A Units to which the Lender will be entitled shall be equal to the quotient obtained by dividing (a) the portion of the outstanding principal balance of this Note which the Lender has elected to convert, by (ii) a per unit price equal to $3,000.00 (the “Conversion Price”). On the Conversion Date of all or any portion of the outstanding principal balance of this Note, the Borrower will issue in the name of and deliver to the Lender a certificate or certificates for the number of Series A Units to which the Lender is entitled as a result of such conversion.  If a fraction of a unit would result upon conversion of this Note pursuant to this paragraph, the Borrower will, in lieu of issuing a fractional unit, pay in cash or issue a new note in the amount of principal represented by the fractional unit calculated on the basis of the Conversion Price. The Lender and the Borrower each agree to execute all necessary documents in connection with the conversion of all or any portion of this Note.

    The Borrower hereby represents and warrants to the Lender that (a) the Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Iowa, (b) the execution, delivery and performance by the Borrower of this Note and the issuance by the Borrower of any Series A Units pursuant to the conversation rights granted to the Lender in this Note (i) are within the limited liability company powers of the Borrower, (ii) have been duly authorized by all necessary limited liability company action on the part of the Borrower, (iii) require no consent, approval or authorization of, action by or in respect of or filing or recording with any governmental or regulatory body, agency or official or any other third party and (iv) do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the articles or organization, operating agreement or other organizational documents of the Borrower, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory body, instrumentality, authority, agency or official or any agreement, document or instrument to which the Borrower is a party or by which the Borrower or any of its property or assets is bound or to which the Borrower or any of its property or assets is subject, (c) this Note has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower and is enforceable against the Borrower in accordance with its terms, (d) the Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended) and no part of the proceeds of the loan under this Note will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended and (e) the Series A Units to be issued by the Borrower pursuant to the conversion rights granted by terms of this Note have been duly and validly authorized and, when issued to the Lender pursuant to the terms of this Note, will be duly and validly issued, fully paid and non-assessable and free of any security interest, other encumbrance or adverse claim and free of any statutory and contractual preemptive rights, rights of first refusal and/or similar rights.

    If any Event of Default (as defined in the Indenture) shall occur, the Trustee and the Lender shall have the rights and remedies set forth in the Indenture.

    This Note may not be changed, nor may any term or condition be waived, modified or discharged orally but only by an agreement in writing, signed by the parties.  No failure or delay by the parties in exercising any right, remedy, power or privilege under this Note shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

    All parties hereto expressly waive presentment, demand for payment, notice of dishonor, protest and notice of protest.

    For purposes of this Note, the following terms shall have the following meanings:

AgStar Credit Agreement shall mean that certain Amended and Restated Credit Agreement dated March 31, 2010, by and among the Borrower, AgStar Financial Services, PCA, the additional commercial, banking or financial institutions party thereto as banks (collectively, the “Banks”) and AgStar Financial Services, PCA, as the agent for the Banks, as the may from time to time be amended, modified, extended, renewed or restated.

Business Day shall mean any day except a Saturday, Sunday or legal holiday observed by the Lender or by commercial banks in St. Louis, Missouri or New York, New York.

Eurodollar Business Day shall mean any Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in both London and New York, New York.

Floating Rate shall mean, as of any Business Day, a rate per annum equal to the British Bankers’ Association interest settlement rates for U.S.  Dollar deposits for an interest period of six (6) months as of 11:00 a.m. (London time) on such Business Day (or, if such Business Day is not a Eurodollar Business Day, as of 11:00 a.m. (London time) on the immediately preceding Eurodollar Business Day) as published on Reuters Screen LIBOR01 Page, or if Reuters Screen LIBOR01 Page is not available, as published by Bloomberg Financial Services, Dow Jones Market Services, Telerate or any similar service selected by the Borrower. The Floating Rate shall be determined and reset semi-annually on each February 1st and August 1st (or, if any such day is not a Business Day, the immediately succeeding Business Day). The Floating Rate as of the date of this Note is 0.91% per annum.

Indenture means that certain Indenture between the Borrower and Treynor State Bank dated February 1, 2011.

Intercreditor Agreement means that certain Intercreditor Agreement between the Trustee, Bunge N.A. Holdings, Inc. and ICM, Inc. dated June 17, 2010.

Series A Units shall mean the Series A Units of Borrower as described in the Borrower’s Third Amended and Restated Operating Agreement.

Subordination Agreement shall mean the Subordination Agreement between the Trustee, AgStar Financial Services, PCA, Bunge N.A. Holdings, Inc. and ICM, Inc. dated June 17, 2010.

Trustee shall have the meaning ascribed to it in the Indenture.

    THE BORROWER (AND BY ITS ACCEPTANCE HEREOF, THE LENDER) IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH THE BORROWER AND THE LENDER ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS NOTE.

    This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided, however, that the Borrower may not assign or otherwise transfer any of its rights or delegate any of its obligations or duties under this Note without the prior written consent of the Lender and any purported assignment, transfer or delegation without the prior written consent of the Lender shall be null and void.

    The Lender’s rights pursuant to this Note are subordinated to the rights of the Banks (as defined in the AgStar Credit Agreement) to the extent set forth in that Subordination Agreement.  The Lender’s rights pursuant to this Note are subject to the terms and conditions of the Subordination Agreement and the Intercreditor Agreement.  No interest shall be payable hereunder to the extent prohibited by the AgStar Credit Agreement.

UNDER THE INDENTURE, THE TRANSFERABILITY OF THIS NOTE IS RESTRICTED, AND THUS, MAY NOT BE SOLD, ASSIGNED, ENCUMBERED, PLEDGED OR OTHERWISE TRANSFERRED IN ANY MANNER WITHOUT THE WRITTEN CONSENT OF THE BORROWER’S BOARD OF DIRECTORS.

    This Note shall be governed by and construed in accordance with the substantive laws of the State of Iowa (without reference to conflict of law principles).

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
By:______________________________ Name:____________________________ Title:_____________________________
TREYNOR STATE BANK

By:______________________________ Name:____________________________ Title: ____________________________

EXHIBIT A TO NOTE

CONVERSION NOTICE

    To convert this Note (which must be a minimum of $15,000) into Series A Units of the Company, check the box:  ☐

    To convert only part of this Note, state the principal amount to be converted (must be at least $15,000 or a integral multiple of $3,000 thereafter):  $_______.

    This Conversion Notice, the Note and the other documentation required by the Indenture should be delivered to the Company at 10868 189th Street, Council Bluffs, Iowa 51503 at least thirty (30) days prior to the desired Conversion Date.

    If you want the unit certificate made out in another person’s name, fill in the form below:

(Insert holders’ soc. sec. or tax I.D. no.)

(Print or type holder’s name, address and zip code)

Your Signature:

Date:______________________	________________________________

(Sign exactly as your name appears on the Note)

*Signature guaranteed by:

By:________________________

___________
*The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.